UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	333-192060	45-3797537
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 W/ Dickson St., Suite 102 G Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

(800) 203-5610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Note Transaction

On December 20, 2022, White River Energy Corp (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with an accredited investor (the “Purchaser”) whereby the Purchaser lent the Company an aggregate of $1,500,000 in gross proceeds and the Company issued the Purchaser a 10% Original Issue Discount Senior Secured Convertible Promissory Note in the principal amount of $1,666,666.67 (the “Note”). The proceeds will be used for working capital and growth capital.

Pursuant to the SPA, the Company, its direct and indirect subsidiaries, and Jay Puchir and Randy May, executive officers of the Company, entered into Guarantee Agreements (the “Guarantee”) with the Purchaser pursuant to which each subsidiary and Messrs. Puchir and May personally guaranteed to the Purchaser the payment of the Note. In addition, Messrs. Puchir and May pledged the shares of common stock they hold or have the right to acquire in the anticipated distribution of the Company’s common stock by Ecoark Holdings, Inc. as collateral to secure the Company’s obligations under the Note, and each individual also executed affidavits of confession and lock-up agreements to that effect. The affidavits of confession signed by Messrs. Puchir and May in connection with their Guarantees will permit the Purchaser to obtain a judgment against them personally upon the occurrence of an event of default without having to file a lawsuit.

The Note is due September 16, 2023. The Note bears interest at a rate of 12% per annum, payable monthly, subject to an increase to 18% per annum in case of an event of default as provided for therein. In addition, all overdue accrued and unpaid principal and interest is subject to a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law which if applicable accrues daily from the date such principal and interest is due.

The Note is convertible into shares of the Company’s common stock at any time following the issuance date at the Purchaser’s option at a conversion price equal to the lesser of (i) $1.00 per share and (ii) the average of the five-closing prices of the common stock immediately prior to the date of conversion, subject to certain adjustments (including based on the issuance of lower priced securities) and beneficial ownership limitations. Upon an event of default, the Purchaser may convert the Note at a reduced conversion price equal to 70% of the lowest closing price of the common stock for the 10 prior trading days.

Under the Note, beginning on April 16, 2023 the Company is required to pay monthly redemption amounts equal to one-fourth of the original principal amount at 120% of such principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note, with each payment resulting in a reduction in the principal of the Note at 100% (as compared to 120%). Furthermore, at any time after the issuance date of the Note, the Company may, after written notice to the Purchaser, prepay the Note in an amount equal to 120% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note. The Company will also be required to offer to pay the Note at 120% of the principal amount plus any unpaid accrued interest, upon the occurrence of certain events including (i) a change of control or sale of assets, (ii) a sale by the Company of equity or debt securities for gross proceeds to the Company of at least $5 million, and (iii) upon the maturity of the Note.

The Note is secured by the assets of the Company and its subsidiaries. The Note provides for certain events of default, including failure to pay amounts owing on the Note when due, failure to observe other covenants or obligations under the Note, default under any other indebtedness or material contract, a bankruptcy event with respect to the Company or a significant subsidiary, failure to maintain listing or quotation of the common stock on a trading market, failure to maintain the current public information requirement under Rule 144, and a judgment or similar process against the Company or any of its subsidiaries or assets in excess of $100,000. Upon an event of default, the Purchaser may cause the Note to become immediately due and payable and require the Company to pay 125% of the then outstanding principal amount, plus accrued but unpaid interest and any other amounts outstanding under the Note.

Further, pursuant to the Note the Company is subject to certain restrictive covenants, including covenants against incurring new indebtedness or liens on its assets, paying cash dividends or distributions on any equity securities, or entering into transactions with affiliates, subject to certain exceptions. In addition, under the Note the Company agreed to at all times reserve three times the number of shares of common stock into which the Note is convertible.

In addition, pursuant to the SPA, the Company entered into a Registration Rights Agreement with each Purchaser in which the Purchasers are entitled to “piggyback” registration rights, pursuant to which the Company has agreed to include the underlying shares of Common Stock from the conversion of the Note in a registration statement, if the Company files a registration statement for another purpose, subject to certain terms and conditions.

The offer and sale of the Note pursuant to the SPA was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the SPA, the Note, the Security Agreement, the Guaranty Agreement, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the forms of such documents which are filed or incorporated by reference as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Consulting Agreement

On December 20, 2022, the Company entered into a Consulting Agreement with an affiliate of the Purchaser (the “Consultant”), pursuant to which the Company agreed to issue shares 1,666,667 shares of common stock, subject to upward adjustment to the extent the closing price per share of the Company’s common stock is below $1.00 as of (i) the date a registration statement registering the resale by the Consultant of its shares of common stock is declared effective by the Securities and Exchange Commission (the “Effective Date”), and/or (ii) 90 days after the Effective Date. In such event, the number of shares will be increased to the quotient obtained by dividing $1,666,666.67 by the closing price of the common stock. The Company also agreed to indemnify the Consultant pursuant to indemnification provisions attached to the Consulting Agreement.

In addition, the Company entered into a Registration Rights Agreement with the Consultant pursuant to which the Company agreed to register the sale by the Consultant of the shares of common stock issuable to it pursuant to the Consulting Agreement.

The Company’s agreement to issue shares of common stock to the Consultant was not registered under the Securities Act of 1933 and was exempt from registration pursuant to Section 4(a)(2) thereof and Rule 506(b) promulgated thereunder.

The foregoing description of the terms of the Consulting Agreement and the corresponding Registration Rights Agreement, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the forms of such documents which are filed or incorporated by reference as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 with respect to the Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Form of Securities Purchase Agreement*				Filed
10.2	Form of 10% Original Issue Discount Senior Secured Convertible Note*				Filed
10.3	Form of Security Agreement*				Filed
10.4	Form of Guarantee				Filed
10.5	Form of Registration Rights Agreement (Note)*				Filed
10.6	Form of Consulting Agreement				Filed
10.7	Form of Registration Rights Agreement (Consulting Agreement)				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)				Filed

*	Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: December 21, 2022	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Executive Officer